Exhibit 99.1

PDS Biotech Reports Third Quarter 2026 Financial Results

PRINCETON, N.J., November 13, 2026 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a clinical-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today provided a business and clinical programs update and reported financial results for the quarter ended September 30, 2026.

“During our third quarter, we continued to execute our strategic prioritization of PDS0301, our investigational tumor-targeted IL-12 immunocytokine, as our lead development program,” said Frank Bedu-Addo, PhD, President and Chief Executive Officer of PDS Biotech. “We believe the ongoing clinical trials of PDS0301 at the NCI, along with those of our cancer vaccine platform, support our view that targeted T cell immunotherapy has the potential to change how solid tumors are treated. We are pleased to have the support of Dr. Soon-Shiong and NantWorks, who share our belief in the promise of our immunotherapy platforms and led our PIPE financing of up to $22.3 million, the initial closing of which we completed this quarter.”

Clinical and Corporate Update

•	Announced the initial closing of a PIPE financing of up to $22.3 million led by Nant Capital, LLC with additional participation from current investors.
o
The PIPE includes a contingent milestone closing triggered by the Company’s submission to the FDA of a registrational Phase 3 clinical trial protocol for PDS0301 designed in collaboration with NantWorks, subject to the satisfaction or waiver of applicable closing conditions.

o	In connection with the PIPE, the Company entered into an option agreement granting NantWorks, LLC a one-year exclusive right to negotiate an exclusive license for the PDS0101 program.
o	Dr. Patrick Soon-Shiong, founder of NantWorks, and James Banaag appointed to the Company’s Board of Directors as Nant Capital designees.
•	Appointed three pharma veterans to the Company’s Board of Directors, effective October 18, 2026:
o	John Dawson CBE, Deborah Ramsdell, and Bruce Wendel bring deep corporate development, commercialization, and regulatory expertise to the Company.

•	Hosted a Key Opinion Leader (KOL) event discussing PDS0301 Phase 2 trials and projected clinical progress.
o
The event featured Jonathan M. Hernandez, M.D., an investigator with the Surgical Oncology Program at the National Cancer Institute’s Center for Cancer Research. Dr. Hernandez joined company management to discuss clinical outcomes from PDS0301 in the treatment of advanced liver-associated cancers, with a focus on the metastatic colorectal cancer (mCRC) cohort.

o	A replay of the event is available here.
•	Announced publication of VERSATILE-002 Phase 2 clinical trial results of PDS0101 with pembrolizumab in HPV16-positive recurrent and/or metastatic (R/M) head and neck cancer in JAMA Oncology.
•
Received issuance of a Japanese patent, JP Patent No.7909860, titled Methods and Compositions Comprising Cationic Lipids for Stimulating Type I Interferon Genes. The patent broadly covers compositions and use of the Versamune® technology platform broadly for use as a T cell activating immunotherapy. A related US patent, US Patent No. 12,551,460, issued earlier in 2026.

•
Received issuance of patents titled HPV16 Non-HLA Restricted T Cell vaccines, Compositions and Methods of Use Thereof in both India and Israel, IN Patent No. 603830 and IL Patent No. 265833. The patents cover the composition and use of PDS0101 being developed to treat HPV16-positive cancers. A related US patent, US Patent No. 11,401,306, issued in 2022.

Third Quarter 2026 Financial Results

The Company’s cash and cash equivalents as of September 30, 2026 were $15.2 million.

Reported net loss was $7.6 million, or $0.11 per basic and diluted share, for the three months ended September 30, 2026, compared to $9.0 million, or $0.19 per basic and diluted share, for the three months ended September 30, 2025.

Research and development expenses were $2.1 million for the three months ended September 30, 2026, compared to $4.6 million for the three months ended September 30, 2025. The decrease of $2.5 million was primarily attributable to decreases of $1.6 million in clinical trial costs, $0.6 million in personnel costs and $0.3 million in manufacturing costs.

General and administrative expenses increased to $3.8 million for the three months ended September 30, 2026 from $3.6 million for the three months ended September 30, 2025. The increase of $0.2 million was primarily attributable to an increase of $0.3 million in professional fees, an increase of $0.1 million in personnel costs offset by a decrease of $0.2 million in stock based compensation costs.

Total operating expenses were $5.9 million for the three months ended September 30, 2026, compared to $8.1 million for the three months ended September 30, 2025.

Net interest expenses were $1.7 million for the three months ended September 30, 2026, compared to $0.9 million for the three months ended September 30, 2025.

About PDS Biotechnology

PDS Biotechnology is a clinical-stage biotechnology company focused on developing targeted immunotherapies for cancer. The Company’s lead development program, PDS0301 (also referred to as PDS01ADC & NHS-IL12), is an investigational tumor-targeted interleukin-12 (IL-12) immunocytokine designed to deliver IL-12 preferentially to the tumor microenvironment, with the goal of enhancing anti-tumor immune activity while limiting systemic exposure. PDS0301 has been clinically evaluated across multiple solid tumors, including metastatic colorectal cancer and prostate cancer. The Company is focused on advancing PDS0301 in indications where its tumor-targeted mechanism may help address and overcome mechanisms of resistance to immunotherapy. PDS Biotechnology owns the Versamune® cancer vaccine platform, including PDS0101, which has been evaluated in HPV16-positive cancers. The Company intends to pursue strategic partnerships or other externally funded opportunities for the Phase 3 development of PDS0101.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to identify, negotiate or consummate strategic partnerships or other externally funded opportunities for PDS0101, including under its option agreement with NantWorks, LLC; the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to conduct clinical trials for PDS0301, PDS0101 (Versamune® HPV), PDS0103 (Versamune® MUC1) and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0301, PDS0101 (Versamune® HPV), PDS0103 (Versamune® MUC1) and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s or its partners’ ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding response rates, the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; the Company’s ability to regain and maintain compliance with Nasdaq continued listing requirements, including the minimum bid price requirement, and the risk of delisting; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents the Company files with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark of PDS Biotechnology Corporation.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
Jude Gorman / Kiki Torpey
Collected Strategies
PDS-CS@collectedstrategies.com

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PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses:
Research and development expenses	$2,051,213	$4,576,389	$8,773,832	$14,620,308
General and administrative expenses	3,844,891	3,563,753	10,140,094	10,248,943
Total operating expenses	5,896,104	8,140,142	18,913,926	24,869,251

Loss from operations	(5,896,104)	(8,140,142)	(18,913,926)	(24,869,251)

Interest income (expense)
Interest income	41,630	281,109	353,850	992,582
Interest expense	(1,766,451)	(1,150,378)	(6,160,480)	(4,225,737)
Interest income (expense), net	(1,724,821)	(869,269)	(5,806,630)	(3,233,155)

Loss before income taxes	(7,620,925)	(9,009,411)	(24,720,556)	(28,102,406)
Benefit from income taxes	-	-	-	1,169,820
Net loss and comprehensive loss	(7,620,925)	(9,009,411)	(24,720,556)	(26,932,586)

Per share information:
Net loss per share, basic and diluted	$(0.11)	$(0.19)	$(0.40)	$(0.60)
Weighted average common shares outstanding basic and diluted	71,936,955	46,869,531	61,145,055	44,648,508

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
Selected Balance Sheet Data
(Unaudited)

	September 30,	December 31,
	2026	2025
Cash and cash equivalents	$15,245,081	$26,711,969
Working capital	13,297,920	18,770,871
Total assets	18,571,942	30,494,083
Long term debt	-	11,733,350
Accumulated deficit	(241,327,060)	(216,606,504)
Total stockholders’ equity	13,495,140	9,251,833